_____________________________________________________________________________ SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) _______________________________________________________ U.S. BANK NATIONAL ASSOCIATION (Exact name of Trustee as specified in its charter) 31-0841368 I.R.S. Employer Identification No. 800 Nicollet Mall Minneapolis, Minnesota 55402 (Address of principal executive offices) (Zip Code) George J. Rayzis U.S. Bank National Association 50 South 16th Street, Suite 2000 Philadelphia, PA 19102 (215) 761-9317 (Name, address and telephone number of agent for service) PECO Energy Company (Issuer with respect to the Securities) Pennsylvania 23-0970240 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 2301 Market Street Philadelphia, PA 19101 (Address of Principal Executive Offices) (Zip Code) Debt Securities (Title of the Indenture Securities)

FORM T-1 Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee. a) Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C. b) Whether it is authorized to exercise corporate trust powers. Yes Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification. 1. A copy of the Articles of Association of the Trustee.* 2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2. 3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3. 4. A copy of the existing bylaws of the Trustee.** 5. A copy of each Indenture referred to in Item 4. Not applicable. 6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6. 7. Report of Condition of the Trustee as of June 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7. * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005. ** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014. 2

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia, State of Pennsylvania on the 28th of August, 2019. By: /s/ George J. Rayzis George J. Rayzis Vice President 3

Exhibit 2 4

Exhibit 3 5

Exhibit 6 CONSENT In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor. Dated: August 28, 2019 By: /s/ George J. Rayzis_________ George J. Rayzis Vice President 6

Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 6/30/2019 ($000’s) 6/30/2019 Assets Cash and Balances Due From $ 16,768,518 Depository Institutions Securities 114,813,521 Federal Funds 3,737,619 Loans & Lease Financing Receivables 291,749,748 Fixed Assets 5,722,368 Intangible Assets 12,794,810 Other Assets 27,551,585 Total Assets $473,138,169 Liabilities Deposits $364,531,324 Fed Funds 1,527,877 Treasury Demand Notes 0 Trading Liabilities 639,668 Other Borrowed Money 37,212,247 Acceptances 0 Subordinated Notes and Debentures 3,800,000 Other Liabilities 15,595,326 Total Liabilities $423,306,442 Equity Common and Preferred Stock 18,200 Surplus 14,266,915 Undivided Profits 34,749,861 Minority Interest in Subsidiaries 796,751 Total Equity Capital $49,831,727 Total Liabilities and Equity Capital $473,138,169 7